EXHIBIT 21


Subsidiaries Incorporated or Organized in
the State of Arizona                                Percentage of Voting Power

Pleasant Properties, Inc.                           100%


Subsidiaries Incorporated or Organized in
the State of Delaware                               Percentage of Voting Power

VHS Acquisition Corporation                         100%

VHS of Phoenix, Inc.                                100%

VHS Outpatient Clincs, Inc.                         100%

VHS of Arrowhead, Inc.                              100%

VHS of South Phoenix, Inc.                          100%

The VHS Arizona Imaging Centers Limited             100%
Partnership

VHS Imaging Centers, Inc.                           100%

VHS of Anaheim, Inc.                                100%

VHS of Orange County, Inc.                          100%

VHS Holding Company, Inc.                           100%

VHS of Huntington Beach, Inc.                       100%

The Anaheim VHS Limited Partnership                 100%

The Huntington Beach VHS Limited                    100%
Partnership

VHS of Illinois, Inc.                               100%

VHS Genesis Labs, Inc.                              100%

MacNeal Medical Records, Inc.                       100%

Vanguard Health Management, Inc.                    100%

Trinity Medcare, Inc.                               100%

VHS Acquisition Subsidiary Number 1, Inc.           100%

VHS Acquisition Subsidiary Number 2, Inc.           100%

VHS Acquisition Subsidiary Number 3, Inc.           100%

VHS Acquisition Subsidiary Number 4, Inc.           100%


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VHS Acquisition Subsidiary Number 5, Inc.           100%

VHS Acquisition Subsidiary Number 6, Inc.           100%

VHS Acquisition Subsidiary Number 7, Inc.           100%

VHS Acquisition Subsidiary Number 8, Inc.           100%

VHS Acquisition Subsidiary Number 9, Inc.           100%

VHS Acquisition Subsidiary Number 10, Inc.          100%

VHS Phoenix Health Plan, Inc.                       100%

Hospital Development of West Phoenix, Inc.          100%

Hospital Development Company Number 1,              100%
Inc.

Hospital Development Company Number 2,              100%
Inc.


Subsidiaries Incorporated or Organized in
the District of Columbia                            Percentage of Voting Power

Healthcare Compliance, L.L.C.                       100%


Subsidiaries Incorporated or Organized in
the State of Illinois                               Percentage of Voting Power

MacNeal Health Providers, Inc.                      100%

MacNeal Management Services, Inc.                   100%

Midwest Claims Processing, Inc.                     100%

Pros Temporary Staffing, Inc.                       100%

Watermark Physician Services, Inc.                  100%


Subsidiaries Incorporated or Organized in
the State of New Jersey                             Percentage of Voting Power

VHS of Rancocas, Inc.                               100%


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Subsidiaries Incorporated or Organized in
the Commonwealth of Pennsylvania                    Percentage of Voting Power

V-II Acquisition Co., Inc.                          100%


Subsidiaries Incorporated or Organized in
the State of Tennessee                              Percentage of Voting Power

Vanguard Health Financial Company, Inc.             100%


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